UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2011
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 734-6799
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), met with analysts, investors and other members of the financial community at the American Gas Association’s Financial Forum in Orlando, Florida on Sunday, Monday and Tuesday, May 15-17, 2011. At these meetings, the Company made a presentation, which included a business update and overview of the Company. The slide presentation that was distributed at these meetings is furnished as Exhibit 99.1 to this report.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01 Financial Statements and Exhibits
Exhibit 99.1 — Chesapeake Utilities Corporation slide presentation dated May 15-17, 2011.
This Form 8-K and the exhibit hereto contain “forward-looking statements” that are subject to various assumptions, risks and uncertainties. These statements should be read in conjunction with the “Forward-Looking Statements” section in the Company’s Form 10-K for the fiscal year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011 (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause the Company’s actual results to differ materially from those anticipated in such statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: May 18, 2011